                                                                    Exhibit 11.1

                           Endocardial Solutions, Inc.
                 Statement Re: Computation of Net Loss Per Share
                      (In thousands, except per-share data)

                                                                                             Period from
                                                                                             May 21, 1992
                                                           Year ended December 31,           (inception to)
                                                   ------------------------------------       December 31,
                                                      1994         1995         1996             1996
Primary Net Loss Per Share:                        ----------   ----------   ----------     --------------
Average shares outstanding                             1,011        1,023        1,029              994
SAB No. 83 shares -- shares convertible
 into common stock and stock options
 and warrants granted at exercise prices
 less than the initial public offering price
 during the 12 months preceding the
 initial public offering using the treasury
 method                                                  400          400          400              400
                                                   ----------   ----------   ----------     --------------

Total                                                  1,411        1,423        1,429            1,394
                                                   ----------   ----------   ----------     --------------
                                                   ----------   ----------   ----------     --------------

Net loss                                           $  (4,408)   $  (4,734)   $  (6,481)      $  (16,700)
                                                   ----------   ----------   ----------     --------------
                                                   ----------   ----------   ----------     --------------

Net loss per share                                 $   (3.12)   $   (3.33)   $   (4.53)      $   (11.98)
                                                   ----------   ----------   ----------     --------------
                                                   ----------   ----------   ----------     --------------
Fully Diluted Net Loss  Per Share:

Average shares outstanding                             1,011        1,023        1,029              994
SAB No. 83 shares -- shares covertible
 into common stock and stock options
 and warrants granted at exercise prices
 less than the initial public offering price
 during the 12 months preceding the initial
 public offering using the treasury method               400          400          400              400
Assumed conversion of all series of
 convertible preferred stock                           1,524        3,120        4,380            3,351
                                                   ----------   ----------   ----------     --------------
Total                                                  2,935        4,543        5,809            4,745
                                                   ----------   ----------   ----------     --------------
                                                   ----------   ----------   ----------     --------------

Net loss                                           $  (4,408)   $  (4,734)   $  (6,481)      $  (16,700)
                                                   ----------   ----------   ----------     --------------
                                                   ----------   ----------   ----------     --------------

Pro forma net loss per share                               *            *    $   (1.12)               *
                                                                             ----------
                                                                             ----------

* Pro forma net loss per share are not shown on the face of the financial statements in accordance with Securities and Exchange Commission staff's position on recapitalizations in connection with an intial public offering.